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EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT
NEOGEN CORPORATION AND SUBSIDIARIES

May 31, 2001

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                                                                                       PERCENTAGE OWNED
                                              STATE INCORPORATED                    BY NEOGEN CORPORATION
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
Neogen Research Corporation II                     Michigan                                   90%
Neogen Research Corporation IV                     Michigan                                  100%
Ideal Instruments, Inc.                            Michigan                                  100%
Acumedia Manufacturers, Inc.                       Michigan                                  100%
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All of the subsidiaries listed above are included in the consolidated financial statements of Neogen Corporation.